For Release July 24, 2008	Contacts:
5:00 p.m. EDT	Media: CeeGee McCord
423-229-6974 / ceegeemccord@eastman.com
Investors: Greg Riddle
212-835-1620 / griddle@eastman.com

Eastman Announces Second-Quarter 2008 Financial Results

KINGSPORT, Tenn., July 24, 2008 – Eastman Chemical Company (NYSE:EMN) today announced earnings from continuing operations of $1.48 per diluted share for second quarter 2008 versus $1.19 per diluted share for second quarter 2007. Excluding the items described in the following paragraph, second-quarter 2008 earnings from continuing operations were $1.53 per diluted share, while second-quarter 2007 earnings from continuing operations were $1.32 per diluted share. Second-quarter 2008 earnings from continuing operations included a decline in the provision for income taxes compared with second quarter 2007. See “Provision for Income Taxes” below. For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying second-quarter 2008 financial tables.

Included in the results for second quarter 2008 were accelerated depreciation costs of $3 million and asset impairments and restructuring charges of $3 million.  Second-quarter 2007 results included accelerated depreciation costs of $14 million and asset impairments and restructuring charges of $2 million.

"Given the sharp increase in raw material and energy costs during the quarter and the continuing global economic uncertainty, our year-over-year increase in earnings per share is further evidence of the strength and diversity of our portfolio of businesses," said Brian Ferguson, chairman and CEO.

(In millions, except per share amounts)	2Q2008	2Q2007
Sales revenue	$1,834	$1,764
Earnings per diluted share from continuing operations	$1.48	$1.19
Earnings per diluted share from continuing operations
excluding accelerated depreciation costs and asset
impairments and restructuring charges*	$1.53	$1.32
Net cash provided by operating activities	$132	$165

* For reconciliations to reported company and segment earnings see Tables 3, 5 and 6 in the accompanying second-quarter 2008 financial tables.

Sales revenue for second quarter 2008 was $1.8 billion, a 4 percent increase compared with second quarter 2007.  Sales revenue for both second quarter 2008 and second quarter 2007 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business.  Also included in second-quarter 2008 sales revenue were contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  Second-quarter 2007 sales revenue included sales from the divested Mexico and Argentina PET manufacturing facilities.  Excluding these sales for both periods, sales revenue increased by 8 percent as higher selling prices in response to higher raw material and energy costs more than offset a 4 percent decline in sales volume. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying second-quarter 2008 financial tables.

Operating earnings in second quarter 2008 were $172 million compared with operating earnings of $160 million in second quarter 2007. Excluding accelerated depreciation costs and asset impairments and restructuring charges from both periods, operating earnings were $178 million in second quarter 2008 compared with $176 million in second quarter 2007. The company's second-quarter 2008 raw material and energy costs increased by approximately $200 million compared with second quarter 2007.

Segment Results 2Q 2008 versus 2Q 2007

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue increased by 10 percent primarily due to higher selling prices in response to higher raw material and energy costs, particularly for propylene, propane and adhesives raw materials.  Sales volume declined slightly due primarily to the divestiture of certain adhesives product lines and to lower sales volume in North America which was mostly offset by higher sales volume in Asia Pacific.  Operating earnings for the segment, excluding a gain related to the divestiture of certain product lines, were $51 million in second quarter 2008 compared with $66 million in second quarter 2007 as higher raw material and energy costs were partially offset by higher selling prices.

Fibers – Sales revenue increased by 9 percent due primarily to higher selling prices. The higher selling prices were in response to higher raw material and energy costs, particularly for wood pulp and methanol. Operating earnings were $62 million in second quarter 2008 compared with $51 million in second quarter 2007 due to customer buying patterns and higher selling prices primarily in Asia Pacific.

Performance Chemicals and Intermediates – Sales revenue increased by 12 percent as higher selling prices more than offset lower sales volume. Both selling prices and sales volume were significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business in fourth quarter 2006.  Excluding the contract ethylene sales, PCI’s sales revenue increased by 8 percent due to higher selling prices which more than offset an 8 percent decline in sales volume. The lower sales volume was primarily due to lower production volume for bulk olefins product lines resulting from the previously announced shutdown of a cracking unit in fourth quarter 2007 which was partially offset by higher sales volume for acetyl product lines. Operating earnings, excluding accelerated depreciation costs in both periods and asset impairments and restructuring charges in second quarter 2008, were $58 million in second quarter 2008 compared with $64 million in second quarter 2007, as higher raw material and energy costs, particularly for propylene, propane, and natural gas, more than offset higher selling prices.

Performance Polymers – Sales revenue declined by 24 percent primarily due to the divestiture of the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Excluding contract polymer intermediates sales to divested manufacturing facilities, sales revenue from U.S. PET manufacturing sites declined by 4 percent as a 14 percent decline in sales volume was mostly offset by higher selling prices in response to higher raw material and energy costs, particularly for paraxylene and ethylene glycol.  The decline in sales volume was due to rationalization of higher cost PET and intermediates assets as part of the continued transformation of the PET business.  Excluding accelerated depreciation costs and asset impairments and restructuring charges for both periods, operating results for U.S. PET manufacturing sites improved to operating earnings of $6 million in second quarter 2008 compared to a loss of $10 million in second quarter 2007. The improvement was due primarily to improved operation of the company's South Carolina PET facility based on IntegRex™ technology.

Specialty Plastics – Sales revenue increased by 17 percent due to an 8 percent increase in sales volume, particularly in Asia Pacific and North America, higher selling prices, a favorable shift in product mix, and favorable foreign currency exchange rates.  Excluding accelerated depreciation costs and asset impairments and restructuring charges in second quarter 2007, second-quarter 2008 operating earnings were $13 million, down from $20 million in second quarter 2007 due to higher raw material and energy costs, particularly for paraxylene and ethylene glycol, which were partially offset by higher selling prices and favorable currency exchange rates.

Cash Flow

Eastman generated $132 million in cash from operating activities during second quarter 2008. The company repaid $72 million of notes that matured during the quarter and reduced borrowings under a euro credit facility by $103 million.  Priorities for use of available cash continue to be to pay the dividend, to fund targeted growth initiatives, and to repurchase shares under the authorized share repurchase plan.  During the second quarter 2008, share repurchases totaled $25 million.

Provision for Income Taxes

The second-quarter 2008 effective tax rate declined year over year to 25 percent primarily due to the estimated benefit resulting from a federal gasification investment tax credit associated with the company’s expected capital spending in 2008 on the Beaumont, Texas industrial gasification project.  The company expects that its effective tax rate for 2008 will be approximately 30 percent including the estimated full year benefit from the federal gasification investment tax credit.  The company expects that it will continue to benefit from this federal investment tax credit through 2010, and estimates that the impact on the company’s provision for income taxes will be greater after 2008.

Outlook

Commenting on the outlook for third quarter 2008, Ferguson said: “Current business conditions include a softening U.S. economy and global economic uncertainty.  In addition, we expect a continued significant rise in raw material and energy costs, particularly for propane, paraxylene, and natural gas.  Due to our global geographic profile and diverse product portfolio, we expect third-quarter 2008 earnings per share from continuing operations to be similar to our third-quarter 2007 earnings per share, excluding gains and charges in both periods related to strategic actions.”

Eastman will host a conference call with industry analysts on July 25 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Presentations. To listen via telephone, the dial-in number is (913) 981-5583, passcode number 9849067. A telephone replay will be available continuously from 11:00 a.m. EDT, July 25, to 12:00 midnight EDT, August 3, at 888-203-1112, passcode number 9849067.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2007 sales of $6.8 billion and approximately 10,500 employees. For more information about Eastman and its products, visit www.eastman.com.

###

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for: future economic and business conditions; raw material and energy costs; capital spending on, and the resulting benefit from an investment tax credit for, the Beaumont, Texas industrial gasification project and the effective tax rate for the company; accounting gains and costs from previous strategic decisions and actions; and earnings for third quarter 2008. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for first quarter 2008 and the Form 10-Q to be filed for second quarter 2008, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

FINANCIAL INFORMATION
July 24, 2008

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 25, 2008.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Segment Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation Costs, and Asset Impairments and Restructuring Charges, Net	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings (Loss), Accelerated Depreciation Costs and Asset Impairments and Restructuring Charges, Net	6

TABLE 6	Operating Earnings, Earnings, and Earnings Per Share from Continuing Operations Reconciliation	8

TABLE 7	Statements of Cash Flows	10

TABLE 8	Selected Balance Sheet Items	11

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States. During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company has exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Second Quarter		First Six Months
(Dollars in millions, except per share amounts)	2008	2007	2008	2007

Sales	$1,834	$1,764	$3,561	$3,401
Cost of sales	1,513	1,455	2,903	2,806
Gross profit	321	309	658	595

Selling, general and administrative expenses	107	109	217	207
Research and development expenses	39	38	81	72
Asset impairments and restructuring charges, net	3	2	20	2
Operating earnings	172	160	340	314

Interest expense, net	18	14	34	31
Other (income) charges, net	1	(5)	--	(8)
Earnings from continuing operations before income taxes	153	151	306	291
Provision for income taxes from continuing operations	38	49	76	96
Earnings from continuing operations	115	102	230	195

Earnings (loss) from discontinued operations, net of tax	--	1	--	(2)
Gain (loss) from disposal of discontinued operations, net of tax	--	2	18	(11)
Net earnings	$115	$105	$248	$182

Basic earnings per share
Earnings from continuing operations	$1.51	$1.21	$2.98	$2.32
Earnings (loss) from discontinued operations	--	0.03	0.23	(0.16)
Basic earnings per share	$1.51	$1.24	$3.21	$2.16

Diluted earnings per share
Earnings from continuing operations	$1.48	$1.19	$2.94	$2.29
Earnings (loss) from discontinued operations	--	0.03	0.22	(0.16)
Diluted earnings per share	$1.48	$1.22	$3.16	$2.13

Shares (in millions) outstanding at end of period	76.4	84.0	76.4	84.0

Shares (in millions) used for earnings per share calculation
Basic	76.1	84.2	77.1	84.1
Diluted	77.4	85.5	78.3	85.3

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	Second Quarter		First Six Months
(Dollars in millions)	2008	2007	2008	2007
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$414	$376	$803	$721
Fibers	260	239	514	473
Performance Chemicals and Intermediates	618	552	1,174	1,050
Performance Polymers	289	382	593	730
Specialty Plastics	253	215	477	427
Total Eastman Chemical Company	$1,834	$1,764	$3,561	$3,401

TABLE 2B – SALES REVENUE CHANGE

Second Quarter 2008 Compared to Second Quarter 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	10%	(2) %	9%	1%	2%
Fibers	9%	-- %	7%	2%	-- %
Performance Chemicals and Intermediates (1)	12%	(8) %	18%	1%	1%
Performance Polymers (2)(3)	(24) %	(32) %	9%	(1) %	-- %
Specialty Plastics	17%	8%	3%	3%	3%

Total Eastman Chemical Company	4%	(9) %	11%	1%	1%

First Six Months 2008 Compared to First Six Months 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	11%	-- %	8%	1%	2%
Fibers	9%	3%	6%	-- %	-- %
Performance Chemicals and Intermediates (1)	12%	(8) %	18%	1%	1%
Performance Polymers (2)(3)	(19) %	(28) %	9%	-- %	-- %
Specialty Plastics	12%	4%	2%	2%	4%

Total Eastman Chemical Company	5%	(8) %	11%	1%	1%

(1)  Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

 (3)  Included in 2007 sales revenue are sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Second Quarter		First Six Months
	2008	2007	2008	2007
(Dollars in millions)
Sales by Region
United States and Canada (1)	$1,112	$1,065	$2,163	$2,032
Asia Pacific	334	270	612	523
Europe, Middle East, and Africa	271	245	526	463
Latin America (2)(3)	117	184	260	383
	$1,834	$1,764	$3,561	$3,401

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.
(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Second Quarter	First Six Months
Regional sales volume growth
United States and Canada(1)	(10) %	(8) %
Asia Pacific	6%	1%
Europe, Middle East, and Africa	3%	7%
Latin America(2) (3)	(42) %	(35) %

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.
(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	Second Quarter		First Six Months
(Dollars in millions)	2008	2007	2008	2007
Operating Earnings by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$53	$66	$112	$131
Asset impairments and restructuring (gains)	(2)	--	(2)	--
Operating earnings excluding items	51	66	110	131

Fibers
Operating earnings	62	51	130	110

Performance Chemicals and Intermediates
Operating earnings	54	57	98	111
Accelerated depreciation costs included in costs of goods sold	1	7	2	14
Asset impairments and restructuring charges, net	3	--	19	--
Operating earnings excluding items	58	64	119	125

Performance Polymers
Operating earnings (loss)	2	(21)	(4)	(53)
Accelerated depreciation costs included in costs of goods sold	2	6	3	13
Asset impairments and restructuring charges, net	2	1	3	1
Operating earnings (loss) excluding items	6	(14)	2	(39)

Specialty Plastics
Operating earnings	13	18	30	36
Accelerated depreciation costs included in costs of goods sold	--	1	--	1
Asset impairments and restructuring charges, net	--	1	--	1
Operating earnings excluding items	13	20	30	38

Total Operating Earnings by Segment and Items
Total operating earnings	184	171	366	335
Total accelerated depreciation costs included in costs of goods sold	3	14	5	28
Total asset impairments and restructuring charges, net	3	2	20	2
Total operating earnings excluding items	190	187	391	365

Other (1)
Operating loss	(12)	(11)	(26)	(21)

Total Eastman Chemical Company
Total operating earnings	$172	$160	$340	$314
Total accelerated depreciation costs included in costs of goods sold	3	14	5	28
Total asset impairments and restructuring charges, net	3	2	20	2
Total operating earnings excluding items	$178	$176	$365	$344

    (1)  Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter
(Dollars in millions)	2008	2008

Sales Revenue	$1,727	$1,834
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102
Performance Polymers – contract polymer intermediates sales (2)	56	26
Sales revenue excluding listed items	$1,579	$1,706

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,637	$1,764	$1,692	$1,737	$6,830
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84	86	314
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (3)	125	110	90	88	413
Performance Polymers – contract polymer intermediates sales (2)	--	--	--	23	23
Sales revenue excluding listed items	$1,442	$1,580	$1,518	$1,540	$6,080

(1) Sales revenue for 2008 and 2007 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.
(2) Sales revenue for 2008 and 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

 (3) Sales revenue for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	First Quarter	Second Quarter
(Dollars in millions)	2008	2008

Sales revenue - U.S. PET manufacturing facilities	$304	$289
Less: contract polymer intermediates sales (1)	56	26
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$248	$263

Operating earnings (loss) - U.S. PET manufacturing facilities (2)	$(6)	$2

Operating earnings (loss) excluding items - U.S. PET manufacturing facilities (2)(3)	$(4)	$6

(1) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(2) Includes allocated costs not included in discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.
 (3) Items are accelerated depreciation costs of $1 million and $2 million for first and second quarters 2008, respectively, and asset impairments and restructuring charges, net of $1 million and $2 million for first and second quarters 2008, respectively.

    [Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET (continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales revenue - PET product lines (1)	$348	$382	$340	$343	$1,413

Less: sales from Mexico and Argentina PET manufacturing facilities (2)	125	110	90	88	413
Sales revenue - U.S. PET manufacturing facilities	223	272	250	255	1,000

Less: contract polymer intermediates sales (3)	--	--	--	23	23
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$223	$272	$250	$232	$977

Operating loss - PET product lines (1)(5)	$(32)	$(21)	$(128)	$(26)	$(207)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(4)	--	(4)	(121)	(2)	(127)
Operating loss - U.S. PET manufacturing facilities (4)(5)	$(32)	$(17)	$(7)	$(24)	$(80)

Operating loss excluding items - PET product lines (1)(5)(6)	$(25)	$(14)	$(7)	$(19)	$(65)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(4)(7)	--	(4)	(4)	(4)	(12)
Operating loss excluding items - U.S. PET manufacturing facilities (4)(5)(8)	$(25)	$(10)	$(3)	$(15)	$(53)

(1) During 2007, the Performance Polymers segment consisted primarily of the company's PET product lines, and also included various polymer intermediate derivatives.  The PE product lines were divested in 2006.

(2) Sales revenue and operating results for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

(3) Sales revenue for 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(4) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(5) Includes allocated costs not included in discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(6) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains).  Asset impairments and restructuring charges (gains) were $1 million, $114 million, and $(2) million in second, third and fourth quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

(7) Items are asset impairments and restructuring charges (gains) relating to the Mexico and Argentina PET manufacturing facilities, and were $117 million and $(2) million in third and fourth quarters 2007, respectively.

(8) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairment and restructuring charges (gains) were $1 million and $(3) million in second and third quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

		Second Quarter 2008
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	172	$ $	153	$ $	115	$ $	1.48

Certain Items:
Accelerated depreciation costs included in costs of goods sold		3		3		2		0.03
Asset impairments and restructuring charges, net		3		3		2		0.02
Excluding certain items	$ $	178	$ $	159	$ $	119	$ $	1.53

		Second Quarter 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	160	$ $	151	$ $	102	$ $	1.19

Certain Items:
Accelerated depreciation costs included in costs of goods sold		14		14		8		0.11
Asset impairments and restructuring charges, net		2		2		1		0.02
Excluding certain items	$ $	176	$ $	167	$ $	111	$ $	1.32

    [Table 6 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

		First Six Months 2008
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	340	$ $	306	$ $	230	$ $	2.94

Certain Items:
Accelerated depreciation costs included in costs of goods sold		5		5		3		0.04
Asset impairments and restructuring charges, net		20		20		14		0.18
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(11)		(0.14)
Excluding certain items	$ $	365	$ $	331	$ $	236	$ $	3.02

		First Six Months 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	314	$ $	291	$ $	195	$ $	2.29

Certain Items:
Accelerated depreciation costs included in costs of goods sold		28		28		18		0.20
Asset impairments and restructuring charges, net		2		2		1		0.02
Excluding certain items	$ $	344	$ $	321	$ $	214	$ $	2.51

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Six Months
(Dollars in millions)	2008	2007

Cash flows from operating activities
Net earnings	$248	$182

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	132	169
Asset impairments	1	22
Gain on sale of assets	(13)	--
Provision (benefit) for deferred income taxes	(59)	(18)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(88)	(59)
(Increase) decrease in inventories	(115)	(18)
Increase (decrease) in trade payables	10	(63)
Increase (decrease) in liabilities for employee benefits and incentive pay	(29)	(121)
Other items, net	(8)	5
Net cash provided by operating activities	79	99

Cash flows from investing activities
Additions to properties and equipment	(278)	(198)
Proceeds from sale of assets and investments	329	43
Investments in and acquisitions of joint ventures	(38)	(13)
Additions to capitalized software	(6)	(5)
Other items, net	(1)	27
Net cash provided by (used in) investing activities	6	(146)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	(40)	75
Repayment of borrowings	(72)	--
Dividends paid to stockholders	(69)	(75)
Treasury stock purchases	(270)	(86)
Proceeds from stock option exercises and other items	39	88
Net cash provided by (used in) financing activities	(412)	2

Effect of exchange rate changes on cash and cash equivalents	1	(3)

Net change in cash and cash equivalents	(326)	(48)

Cash and cash equivalents at beginning of period	888	939

Cash and cash equivalents at end of period	$562	$891

EASTMAN CHEMICAL COMPANY – EMN	July 24, 2008
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2008	2007

Current Assets	$2,132	$2,293

Net Properties and Equipment	3,035	2,846

Other Assets	663	870

Total Assets	$5,830	$6,009

Payables and Other Current Liabilities	$1,107	$1,050

Short-term Borrowings	--	72

Long-term Borrowings	1,440	1,535

Other Liabilities	1,271	1,270

Stockholders’ Equity	2,012	2,082

Total Liabilities and Stockholders’ Equity	$5,830	$6,009